SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549





                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                          Date of Report: June 26, 2002


                               Semtech Corporation
             (Exact name of registrant as specified in its charter)


       Delaware                            1-6395                95-2119684
(State or other jurisdiction of         (Commission            (IRS Employer
incorporation or organization)          File Number)         Identification No.)


200 Flynn Road
Camarillo, California                                               93012-8790
(Address of Principal Executive Offices)                            (Zip Code)


                                 (805) 498-2111
              (Registrant's telephone number, including area code)





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Item 5.  Other Events.

     The Registrant issued the press release, filed as Exhibit 99.1 hereto, on June 26, 2002.

Item 7.  Financial Statements and Exhibits.


Exhibit Number             Description of Document

99.1                       Press Release of the Registrant dated June 26, 2002.









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                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 26, 2002                                          SEMTECH CORPORATON



                                            By:   /s/   David G. Franz, Jr.
                                            ------------------------------------
                                            David G. Franz, Jr.
                                            Chief Financial Officer








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                SEMTECH ANNOUNCES ADDITIONAL $50 MILLION BUYBACK

                                                        7:00 a.m. ET
                                                        Wednesday, June 26, 2002

CAMARILLO, CALIFORNIA, June 26, 2002 - SEMTECH CORPORATION (Nasdaq: SMTC) today announced that its Board of Directors has authorized an additional $50 million to the current buyback program. This raises the total amount authorized under the buyback program to $150 million. The program authorizes the repurchase of common stock and registered convertible subordinated notes from time to time through open market transactions. Since January 2001, the Company has bought back $95 million in stock and notes under this program.


About Semtech

     Semtech Corporation is a leading supplier of analog and mixed-signal semiconductors used in a wide range of computer, industrial and communication applications. Publicly traded since 1967, Semtech is listed on the Nasdaq National Market under the symbol SMTC.


Investor Relations Contact
John Baumann, Treasurer, Telephone: 805-480-2010




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